      As filed with the Securities and Exchange Commission on May 22, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                            CROSSROADS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    74-2846643
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
               (Address of principal executive offices) (Zip Code)

                           --------------------------

                          POLARIS COMMUNICATIONS, INC.
                          NON-PLAN STOCK OPTION GRANTS
                             TO CERTAIN INDIVIDUALS
                    (AS ASSUMED BY CROSSROADS SYSTEMS, INC.)

                           --------------------------

                                 BRIAN R. SMITH
                             CHIEF EXECUTIVE OFFICER
                            CROSSROADS SYSTEMS, INC.
                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
                     (Name and address of agent for service)

             Telephone: (512) 349-0300; Facsimile: (512) 928-7097
          (Telephone number, including area code, of agent for service)


                           --------------------------


                                   Copy to:
                            J. MATTHEW LYONS, P.C.
                        Brobeck, Phleger & Harrison LLP
                        301 Congress Avenue, Suite 1200
                              Austin, Texas 78701
                           Telephone: (512) 477-5495
                           Facsimile: (512) 477-5813


                           --------------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                     Proposed            Proposed
                                               Amount to be      Maximum Offering    Maximum Aggregate         Amount of
 Title of Securities to be Registered          Registered(1)     Price per Share(2)   Offering Price(2)     Registration Fee
 ------------------------------------          -------------     ------------------  ------------------     ----------------
Polaris Communications, Inc. Non-Plan
Stock Option Grants to Certain
Individuals under written compensation
agreements(3)

Common Stock, $0.001 par value                 21,375 shares           $5.00              $106,875          $          28.22
                                                                                                            ================

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to the Polaris Communications, Inc. Non-Plan Option Grants to certain individuals (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share in effect for the outstanding Polaris Communications, Inc. Non-Plan Stock Option Grants to certain individuals options under the Digital Furnace Corporation Amended and Restated Stock Incentive Plan as assumed by Registrant.

(3) The option grants were made to Steven King (10,125 shares), Peter LaPorte (6,750 shares), David Wilk (2,250 shares) and Mark Geanakakis (2,250 shares).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          Crossroads Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 filed with the Commission on January 31, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, filed with the Commission on March 15, 2000;

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on February 11, 2000, and March 31, 2000;

     (d) The Registrant's Registration Statement No. 001-15331 on Form 8-A filed with the Commission on September 27, 1999, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not Applicable.

Item 5. Interests of Named Experts and Counsel

          Not Applicable.

Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

          Article V of the Registrant's Sixth Amended and Restated Certificate of Incorporation, provides that no director shall be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

          Registrant has entered into indemnification agreements with each director, a form of which is filed as Exhibit 10.1 to Registrant's Registration Statement No. 333-85505. Pursuant to such agreements, the Registrant will be obligated, to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of Registrant or assumed certain responsibilities at the direction of Registrant. Registrant also intends to purchase directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7. Exemption from Registration Claimed

          Not Applicable.

Item 8. Exhibits

Exhibit Number        Exhibit

     4 Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Registration Statements No. 001-15331 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1            Consent of PricewaterhouseCoopers, Independent Accountants.

    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1            Form of Polaris Communications, Inc. Written Compensation
                    Agreement.

    99.2            Form of Polaris Communications, Inc. Non-Qualified Stock
                    Option Agreement

    99.3            Form of Crossroads Systems, Inc. Stock Option Assumption
                    Agreement.

Item 9. Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Polaris Communications, Inc. Non-Plan Option Grants to certain individuals as assumed by Registrant.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 22nd day of May, 2000.

                                           CROSSROADS SYSTEMS, INC.


                                           By:/s/ BRIAN R. SMITH
                                              ----------------------------------
                                              Brian R. Smith
                                              Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Crossroads Systems, Inc., a Delaware corporation, do hereby constitute and appoint Brian R. Smith and Reagan Y. Sakai and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                    DATE
-------------------------------------      --------------------------------------------            --------------


/s/ BRIAN R. SMITH                         Chief Executive Officer (Principal Executive             May 22, 2000
-------------------------------------      Officer)
Brian R. Smith



/s/ REAGAN Y. SAKAI                        Vice President and Chief Financial Officer               May 22, 2000
-------------------------------------      (Principal Financial and Accounting Officer)
Reagan Y. Sakai


/s/ RICHARD D. EYESTONE                                      Director                               May 22, 2000
-------------------------------------
Richard D. Eyestone

               SIGNATURE                                       TITLE                                    DATE
-------------------------------------      --------------------------------------------            -------------


                                                             Director                               May   , 2000
-------------------------------------
David L. Riegel


/s/ MORTON L. TOPFER                                         Director                               May 22, 2000
-------------------------------------
Morton L. Topfer


/s/ WILLIAM P. WOOD                                          Director                               May 22, 2000
-------------------------------------
William P. Wood



/s/ PAUL S. ZITO                                             Director                               May 22, 2000
-------------------------------------
Paul S. Zito

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                            CROSSROADS SYSTEMS, INC.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
   4              Instruments Defining the Rights of Shareholders. Reference
                  is made to Registrant's Registration Statements No.
                  001-15331 on Form 8-A, together with the amendments and
                  exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

   5              Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1            Consent of PricewaterhouseCoopers, Independent Accountants.

  23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1            Form of Polaris Communications, Inc. Written Compensation
                  Agreement.

  99.2            Form of Polaris Communications, Inc. Non-Qualified Stock
                  Option Agreement

  99.3            Form of Crossroads Systems, Inc. Stock Option Assumption
                  Agreement.